Exhibit 15

Warth & Klein Grant Thornton AG | Postfach 30 10 24 | 40410 Düsseldorf

Biofrontera AG
Herrn Thomas Schaffer Chief Financial Officer Hemmelrather Weg 201 53177 Leverkusen	Warth & Klein Grant Thornton AG Wirtschaftspruefungsgesellschaft Johannstraße 39 40476 Düsseldorf

Korrespondenz an: Postfach 30 10 24 40410 Düsseldorf T +49 211 9524 0 E duesseldorf@wkgt.com W https://www.wkgt.com/en

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 20, 2020, with respect to the consolidated financial statements included in this Annual Report of Biofrontera AG on Form 20-F for the year ended December 31, 2019. We consent to the incorporation by reference of said reports in the Registration Statement of Biofrontera AG on Form F-3 (File No. @333236021), as amended.

April 20, 2020

Vorstand	WP/StB Dipl.-Kfm. Michael Häger (Vorsitzender) | WP/StB Prof. Dr. Gernot Hebestreit | WP/StB Dr. Frank Hülsberg
WP/StB/RA Heidemarie Wagner | WP/StB Prof. Dr. Heike Wieland-Blöse
Aufsichtsrat	WP/StB Dipl.-Kfm. Joachim Riese (Aufsichtsratsvorsitzender) | WP/StB Prof. Dr. Martin Jonas (Stellv. Vorsitzender des Aufsichtsrats)
Sitz der Gesellschaft	Düsseldorf | Amtsgericht Düsseldorf HR B 62734 | USt-Ident-Nr. DE 811137269
Niederlassungen	Berlin | Dresden | Frankfurt a.M. | Hamburg | Leipzig | München | Niederrhein | Stuttgart | Wiesbaden
Mitgliedsfirma von Grant Thornton International Ltd
Bankverbindung	Deutsche Bank AG Düsseldorf	| IBAN DE45 3007 0010 0549 4380 00 | BIC (SWIFT CODE) DEUTDEDD
	Stadtsparkasse Düsseldorf	| IBAN DE22 3005 0110 0067 0490 31 | BIC (SWIFT CODE) DUSSDEDD
	Bankhaus Lampe Bielefeld	| IBAN DE13 4802 0151 0001 5586 17 | BIC (SWIFT CODE) LAMPDEDD

wkgt.com